Exhibit 99.1

cbdMD Reports Fourth Quarter Net Sales of $9.54 Million

cbdMD Represented in Over 4,000 Retail Doors in 11 Countries

CHARLOTTE, N.C.—December 18, 2019—(BUSINESS WIRE)--cbdMD, Inc. (NYSE American: YCBD, YCBD PR A) (the “Company”), a leading cannabidiol (CBD) consumer brand, reported today that in its fourth fiscal quarter ended September 30, 2019, the Company generated net sales (unaudited) of $9.54 million and its audited net sales for the fiscal year ended September 30, 2019 were $23.7 million.

In fiscal 2019, the Company discontinued certain legacy operations not related to its CBD business, effective September 30, 2019, which reduced net sales for fiscal 2019 from approximately $24.6 million or by $888,000. On an unaudited pro forma basis, assuming the Company had closed the acquisition of the its CBD business on October 1, 2018 instead of December 20, 2018, the Company’s net sales for the fiscal year ended September 30, 2019 were $26.8 million.

The Company’s gross profit margin as a percent of net sales was 61.4% for fiscal 2019 and 56.7% for the fourth quarter fiscal 2019. The Company’s unaudited fourth quarter gross profit margin as a percent of net sales was impacted due to relabeling and packaging changes and increased wholesale sales. On a preliminary unaudited basis, in the first quarter of fiscal 2020 the Company’s gross profit margin as a percent of net sales is consistent with 2019 average and we expect to maintain this margin throughout fiscal 2020.

The Company reported unaudited net income for the fourth quarter fiscal 2019 of approximately $7.6 million. Net income was impacted by the following non-cash items: the gain on the contingent liability of $20,000,000, a tax benefit of $63,000, a loss of marketable securities in the amount of $527,000, a stock compensation expense of $574,000 and a one-time charge for discontinued operations of $5,927,773.

Net income for the fiscal year ended September 30, 3019 was a loss of $50.4 million or $2.82 cents per share. Net income was impacted by the following non-cash items: a stock compensation expense of approximately $2,685,000 depreciation and amortization of $178,000, and expense for the issuance for stock/warrants for services of $290,000, an impairment on intangible assets of $436,000, the loss on marketable securities of $103,000 an impairment of investment other securities $502,000, the decrease on contingent liability of $32,461,680, a provision for income taxes of $2,359,000, a one-time loss from discontinued operations of $5,927,773 and net loss attributable to non-controlling interest of $929,000.

 “We are extremely proud of that fact that cbdMD is reporting another quarter of record revenue and we believe that this trend will continue. In just one year, we have built two of the leading CBD brands in America, cbdMD and Paw CBD. We have built an infrastructure that is more advanced than most of our competitors in the US CBD industry, with over 130 total SKU’s, 170 employees, 11 departments, full scale manufacturing, distribution and warehousing facilities. Building this infrastructure now has been an important part of our plan, since we envision significant growth over the next several years” said Martin Sumichrast, Chairman & co-CEO of the Company.

“We continue to experience rapid growth and our sales metrics continue to remain very strong as we continue to drive online sales through the use of gorilla marketing, social media, athletic sponsorships, and influencer affiliate programs. As of November 2019, we had over 200,000 active e-commerce subscribers, our average repeat online order exceeded $130 per order and our online customer re-order rate increased throughout the year. These are very strong metrics. On the brick and mortar side of our business, we are also experiencing tremendous success in growing the amount of retail stores who currently carry our brands. Our retail reach is now over 4,000 retail doors and climbing. We have started to add national retailers as well as travel retailers. Our wholesalers have experienced demand for our products in several international markets and they are now reselling our products in 10 international markets including the United Kingdom, Costa Rica, Bermuda, Guam, Peru, South Africa, Ireland, Guatemala, Belize, and Mexico” continued Mr. Sumichrast.

“The sponsorship and influencer partnerships we have built are first-in-class in the CBD industry and include The BIG3, Life Time Fitness, The World Surf League, Supercross, Nitro Circus, ARX (Rallycross) and Bellator (MMA). Our social media reach is enhanced by our podcast relationships that include some of the biggest names in podcast, including Barstool Sports. Our Team cbdMD Athletes, including PGA Golfer Bubba Watson, Olympians Kerri Walsh Jennings, and Lolo Jones, MMA Champions Jorge Masvidal and Daniel Cormier, Rally Cross superstars like Ken Block and professional skateboarder Ryan Sheckler to name a few, continue to be tremendous ambassadors for our brand. Now that we have assembled all of these assets, we will be activating significant campaigns in fiscal 2020 with all our partners and ambassadors. We believe this will help accelerate the brand building momentum we have built in fiscal 2019, convert more customers to cbdMD and Paw CBD, which will result in more market share and ultimately additional growth of our brands” added Mr. Sumichrast.

“Our brands have also received leading brand recognition in the CBD industry. In July, 2019, the Brightfield Group, one of the leading predictive analytics and market research firms for the legal CBD industry, named cbdMD not only a Top 10 domestic brand in two booming categories, Topicals and Skincare/Beauty, but also named cbdMD the “Brand To Watch", in part saying, "Trend followers should look to emulate cbdMD's efforts, using creativity and strategy to move forward”. And in November, in a newly released survey conducted by Brightfield of more than 3,500 CBD users, cbdMD ranked the highest in terms of overall consumer satisfaction as well as the highest in unaided consumer awareness of any of the top 20 CBD brands. In addition, according to media intelligence and monitoring company Meltwater, cbdMD had the highest “share of voice” throughout the entire CBD Industry for the three months ended September 30, 2019” added Mr. Sumichrast.

“Our flagship pet line, Paw CBD, is also growing strong. Paw CBD’s product offering consists of a comprehensive line of CBD pet products for dogs, cats and horses that includes 34 unique SKU’s. The brand is currently sold via independent pet store channels and online at www.cbdMD.com, with the goal of big box retail deployment in fiscal 2020.  And despite only being a few months to market, Paw CBD has already received top honors, as Pet Business Magazine named Paw CBD's Calming Turkey CBD Soft Chews the top CBD product for pets in their dog calming aids category. Our goal is for Paw CBD to be in over 1,000 retail stores, grooming salons and veterinary clinics by the end of calendar 2020” added Mr. Sumichrast.

“We are spending a significant amount of our budget on R&D and testing to ensure the safety and quality of our products.  We have established a secure supply chain with dedicated, 2018 Farm Bill compliant hemp farms and extraction facilities to ensure the highest quality and integrity of the raw materials we use.  Every batch of finished goods are tested with a full panel by an ISO certified testing laboratory to ensure the quality and purity, as well as to ensure we meet our label claims for potency. All of our products are manufactured pursuant to GMP standards, and we are scheduled for a GMP third-party certification on an upgraded manufacturing facility before the end of the year.  We intend to conduct third party GMP audits multiple times per year to ensure our continued compliance and to seek NSF GMP and Product certifications in 2020.  Safety testing is conducted on our formulations, and we are currently exploring options with regards to both GRAS and NDI applications with the FDA.  In fiscal 2020 we will be conducting further safety testing on new formulations and also plan to initiate clinical trials in anticipation of submitting claims substantiation to the FDA.  We are also in the process of obtaining our NASC certification, which many larger retailers in the pet industry require for product placement” continued Mr. Sumichrast.

“We believe expanding our market share, growing our revenue base and attaining top brand recognition are the most important elements as we head into fiscal 2020. While we have invested significantly to achieve high growth we are focused on attaining positive cash flow from operations, which we believe we can now achieve by October 2020. We still anticipate a 250% increase in sales from fiscal 2019 to fiscal 2020, but as we begin to focus on cash flow, we are adjusting our net sales guidance to between $62 million and $70 million for fiscal year ending September 30, 2020. This new revenue guidance is based on a trajectory of approximately 55% e-commerce sales and 45% retail brick and mortar sales. This guidance does not include the addition of any potential significant mass retail relationships, many of which we are in the process of developing” concluded Mr. Sumichrast.

CONFERENCE CALL DETAILS
Wednesday, December 18, 2019, 4:15 p.m. Eastern Time
Domestic:	1-844-602-0380
International:	1-862-298-0970
Replay dial in – Available through January 18, 2020
Domestic:	1-877-481-4010
International:	1-919-882-2331
Replay ID:	56986

Webcast Replay link – available through March 18, 2020:

https://www.investornetwork.com/event/presentation/56986

About cbdMD, Inc.

cbdMD, Inc. (NYSE American: YCBD and NYSE American: YCBD PR A) owns and operates the nationally recognized consumer cannabidiol (CBD) brand cdbMD, whose current products include CBD gummies, CBD tinctures, CBD topical, CBD bath bombs, CBD oils and CBD pet products. cbdMD, Inc. is a nationally recognized consumer cannabidiol (CBD) brand whose current products include CBD tinctures, CBD gummies, CBD topicals, CBD bath bombs, and CBD pet products. cbdMD is also the proud partner with the Big 3 Basketball League, Barstool Sports, Bellator MMA, (a subsidiary of Viacom: NASDAQ:VIA), LifeTime and Nitro Circus. To learn more about cbdMD, Inc. and our comprehensive line of over 100 SKU’s of U.S. produced, THC-free CBD products, please visit: www.cbdmd.com or follow cbdMD on Instagram and Facebook or visit one of the 3,000 retail outlets that carry cbdMD products.

Forward-Looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to the expansion of the consumer market for CBD products and our ability to increase our market share, our limited operating history, our ability to expand our business and significantly increase our revenues, our ability to effectively leverage our brand partnerships and sponsorships, our ability to effectively compete in our market, our ability to achieve our net sales guidance, and our ability to report profitable operations in the future. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in cbdMD, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 as filed with the Securities and Exchange Commission (the "SEC") on December 18, 2019 and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of cbdMD, Inc. and are difficult to predict. cbdMD, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law. The information which appears on our websites and our social media platforms, including, but not limited to, Instagram and Facebook, is not part of this press release.

Contact:

Investors:

John Weston
Director of Investor Relations
john.weston@cbdmd.com
704-249-9515

CBDMD, INC.
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2019 AND 2018

	2019	2018
Assets

Current assets:
Cash and cash equivalents	$4,689,966	$4,282,553
Accounts receivable	1,425,697	307,874
Accounts receivable - related party	-	1,537,863
Accounts receivable other	160,137	1,743,874
Accounts receivable – discontinued operations	1,080,000	-
Marketable securities	198,538	1,050,961
Investment other securities	600,000	1,159,112
Note receivable	-	459,000
Note receivable – related party	-	156,147
Deposits	6,850	-
Merchant reserve	519,569	-
Inventory	4,301,586	123,223
Inventory prepaid	903,458	-
Deferred issuance costs	93,954	28,049
Prepaid consulting agreement	-	200,000
Prepaid rent	-	180,000
Prepaid software	206,587	-
Prepaid equipment deposits	868,589	-
Prepaid expenses and other current assets	688,104	561,491
Total current assets	15,743,035	11,790,147

Other assets:
Property and equipment, net	1,715,557	53,480
Deposits for facilities	754,533	-
Intangible assets, net	21,635,000	3,173,985
Goodwill	54,669,997	-
Total other assets	78,775,087	3,227,465

Total assets	$94,518,122	$15,017,612

CBDMD, INC.
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2019 AND 2018
(continued)

	2019	2018
Liabilities and shareholders' equity

Current liabilities:
Accounts payable	$3,021,271	$473,717
Accounts payable – related party	-	7,860
Deferred revenue	-	161,458
Accrued expenses	681,269	6,920
Accrued expenses – related party	-	320,000
Customer deposit – related party	7,339	-
Total current liabilities	3,709,878	969,955

Long term liabilities
Long term liabilities	363,960	7,502
Contingent liability	50,600,000	-
Deferred tax liability	2,240,300	21,000
Total long term liabilities	53,204,260	28,502

Total liabilities	56,914,138	998,457

cbdMD, Inc. shareholders' equity:
Preferred stock, authorized 50,000,000 shares, $0.001 par value, no shares issued and outstanding	-	-
Common stock, authorized 150,000,000 shares, $0.001 par value,
27,720,356 and 8,123,928 shares issued and outstanding, respectively	27,720	8,124
Additional paid in capital	97,186,524	21,781,095
Accumulated other comprehensive income (loss)	-	(2,512,539)
Accumulated deficit	(59,610,260)	(6,669,497)
Total cbdMD, Inc. shareholders' equity	37,603,984	12,607,183
Non-controlling interest	-	1,411,972
Total shareholders' equity	37,603,984	14,019,155

Total liabilities and shareholders' equity	$94,518,122	$15,017,612

CBDMD, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED SEPTEMBER 30, 2019 AND 2018

	2019	2018
Sales	$28,023,848	$-
Sales related party	55,596	459,091
Total Gross Sales	28,079,444	459,091
Allowances	(4,427,893)	-
Net sales	23,595,955	-
Net sales related party	55,596	459,091
Total Net Sales	23,651,551	459,091
Costs of sales	9,136,677	104,010
Gross profit	14,514,873	355,081

Operating expenses excluding impairment losses	28,875,186	-
Impairment of intangible assets	436,578	-
Operating expenses	29,311,764	2,152,149
Income (loss) from operations	(14,796,891)	(1,797,068)
Realized and unrealized gain (loss) on marketable securities	(102,716)	-
Impairment on investment other securities	(502,560)	-
(Increase) decrease of contingent liability	(32,461,680)	-
Interest income	75,071	-
Income (loss) before provision for income taxes	(47,788,776)	(1,797,068)
Provision for income taxes	2,359,000	-
Net Income (loss) from continuing operations	(45,429,776)	(1,797,068)
Net Income (loss) from discontinued operations, net of tax (Note 15)	(5,927,773)	1,859,902

Net Income (loss)	$(51,357,549)	62,834
Net Income (loss) attributable to non-controlling interest from discontinued operations (Note 15)	(929,323)	474,909
Net Income (loss) attributable to common shareholders	$(50,428,226)	$(412,075)

Earnings (Loss) per share
Continuing operations	$(2.54)	$(0.23)
Discontinued operations	(0.28)	0.18
Basic earnings per share	$(2.82)	$(0.05)
Basic weighted average number of shares	17,887,247	7,742,644

Diluted
Continuing operations	$-	$-
Discontinued operations	-	0.18
Diluted earnings per share	$-	$-
Diluted weighted average number of shares	17,887,247	7,749,942

CBDMD, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED SEPTEMBER 30, 2019 AND 2018

	2019	2018

Net Income (Loss)	$(51,357,549)	$62,834
Other Comprehensive Income:
Continued operations – Net Unrealized Gain (Loss) on Marketable Securities, net of tax of $0	-	(130,026)
Discontinued operations - Net Unrealized Gain (Loss) on Marketable Securities, net of tax of $0	-	(2,382,513)
Comprehensive Income (Loss)	(51,357,549)	(2,449,705)

Comprehensive Income (loss) attributable to non-controlling interest	(929,323)	474,909
Comprehensive Income (Loss) attributable to cbdMD, Inc. common shareholders	$(50,428,226)	$(2,924,614)

CBDMD, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 2019 AND 2018

	2019	2018
Cash flows from operating activities:
Net income (loss)	$(51,357,549)	$62,834
Adjustments to reconcile net loss to net
cash used by operating activities:
Stock based compensation	2,458,530	639,631
Restricted stock expense	230,000	39,100
Depreciation and amortization	289,574	222,546
Issuance of stock / warrants for services	289,750	496,502
Realized and unrealized (gain)/loss on marketable securities	2,439,996	-
Impairment on investment other securities	502,560	-
Inventory impairment	-	262,343
Impairment on discontinued operations	3,398,438	-
Payment in-kind interest	(30,000)	-
Loss on sale of property and equipment -discontinued operations	39,013	69,311
Increase/(decrease) in contingent liability	32,461,680	-
Intangible impairment	436,578	240,000
Non-cash consideration received for services provided	(470,000)	(3,404,502)
Changes in operating assets and liabilities:
Accounts receivable	60,155	(499,373)
Accounts receivable - related party	(462,137)	(492,577)
Other accounts receivable	2,737	(1,890,434)
Other accounts receivable – related party	-	236,364
Inventory	(3,123,437)	255,894
Note receivable	-	(459,000)
Note receivable – related party	156,147	120,228
Deposits	(761,383)	-
Merchant reserve	(93,316)	-
Prepaid inventory	(903,458)	-
Proceeds from sale of securities	410,094	-
Prepaid consulting agreement	-	(200,000)
Prepaid rent	180,000	(180,000)
Prepaid expenses and other current assets	(963,044)	(529,335)
Accounts payable and accrued expenses	2,280,726	285,156
Accounts payable and accrued expenses – related party	(7,502)	(951,824)
Deferred Revenue/customer deposits	(416,619)	120,041
Deferred tax liability	(2,425,000)	(16,000)
Cash used by operating activities	(15,377,467)	(5,573,095)

Cash flows from investing activities:
Net cash used for merger	(916,555)	-
Purchase of other investment securities	-	(300,000)
Purchase of intangible assets	(50,000)	(360,000)
Purchase of property and equipment	(1,198,618)	(23,559)
Cash provided by (used by) investing activities	(2,133,850)	(683,559)

CBDMD, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 2019 AND 2018
(continued)

Cash flows from financing activities:
Proceeds from issuance of common stock	19,009,897	10,927,535
Note payable – related party	(764,300)	-
Deferred issuance costs	(326,868)	(672,574)
Cash provided by financing activities	17,918,729	10,254,961
Net (decrease) increase in cash	407,413	3,998,307
Cash and cash equivalents, beginning of year	4,282,553	284,246
Cash and cash equivalents, end of year	$4,689,966	$4,282,553

Supplemental Disclosures of Cash Flow Information:

	2019	2018

Cash Payments for:
Interest expense	$39,295	$955

Non-cash financial / investing activities:
Equity investment exchange to be issued in the future, included in Accounts receivable other	$-	$160,000
Stock received for prior period services, adjusted for other accounts receivable write down prior to receipt – from discontinued operations	$1,352,000	$-
Warrants issued to secondary selling agent	$309,592	171,600
Adoption of ASU 2016-01	$2,512,539	$-
Acquisition of property and equipment through a capital finance arrangement	$249,100	$-